Exhibit 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

Devon Energy and WPX Energy Complete Merger of Equals Transaction

OKLAHOMA CITY & TULSA, Okla. – Jan. 7, 2021 – Devon Energy Corporation (“Devon”) (NYSE: DVN) and WPX Energy, Inc. (“WPX”) (NYSE: WPX) today announced the successful completion of their previously announced all-stock merger of equals, creating a leading energy producer in the U.S., with an asset base underpinned by a premium acreage position in the economic core of the Delaware Basin. The combined company will operate under the name Devon Energy and be headquartered in Oklahoma City.

“This transformational merger enhances the scale of our operations, builds a dominant position in the Delaware Basin and accelerates our cash-return business model that prioritizes free cash flow generation and the return of capital to shareholders,” said Dave Hager, executive chairman. “We are excited to combine our teams and we look forward to executing on our disciplined strategy to create value for all of our stakeholders.”

“I want to thank employees for their determined work to complete a transaction of this size and scale in basically just three months,” said Rick Muncrief, president and CEO. “This paves the way for our integration to pick up even more steam and establishes Devon as one of the strongest energy producers in the U.S.

“The combined company’s advantaged assets, operating capabilities, balance sheet, and our resolve to pursue efficient, innovative ways of doing business positions Devon to deliver differentiated financial and operational results for many years to come.”

In accordance with the merger agreement, WPX shareholders received a fixed exchange of 0.5165 shares of Devon common stock for each share of WPX common stock owned. WPX common stock will no longer be listed for trading on the NYSE.

BOARD OF DIRECTORS

The company’s combined new board of directors consists of 12 members:

•	David A. Hager, executive chairman of the board
•	Barbara M. Baumann
•	John E. Bethancourt
•	Ann G. Fox
•	Kelt Kindick
•	John Krenicki Jr.
•	Karl F. Kurz
•	Robert A. Mosbacher Jr.
•	Richard E. Muncrief
•	D. Martin Phillips
•	Duane C. Radtke
•	Valerie M. Williams

ABOUT DEVON ENERGY

Devon Energy is a leading oil and gas producer in the U.S. with a premier multi-basin portfolio headlined by a world-class acreage position in the Delaware Basin. Devon’s disciplined cash-return business model is designed to achieve strong returns, generate free cash flow and return capital to shareholders, while focusing on safe and sustainable operations. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contacts
Scott Coody, 405-552-4735	Lisa Adams, 405-228-1732
Chris Carr, 405-228-2496	Kelly Swan, 539-573-4944
David Sullivan, 539-573-9360

FORWARD LOOKING STATEMENTS

This communication includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning strategic plans, Devon’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s control. Consequently, actual future results could differ materially from Devon’s expectations due to a number of factors, including, but not limited to: the risk that Devon’s and WPX’s businesses will not be integrated successfully; the risk that the cost savings, synergies, growth and other benefits from the merger may not be fully realized (if at all) or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to hydraulic fracturing or other development activities on federal acreage or other assets; the risk that the credit ratings of Devon or its subsidiaries (including WPX) may be different from what was previously expect; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Devon’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to indebtedness; risks related to hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; Devon’s limited control over third parties who operate some of its oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses Devon may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to Devon’s business. For a more detailed discussion of such risks and other factors, see Devon’s and WPX’s 2019 Annual Reports on Form 10-K and their other filings with the SEC.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and Devon’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. Devon’s future actual results could differ materially from the forward-looking statements in this communication due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting Devon’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in Devon’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements.

All subsequent written and oral forward-looking statements concerning Devon, WPX, the merger or other matters and attributable to Devon or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.